Exhibit 99.1

Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com

August 9, 2019

PG&E Corporation Reports Second-Quarter 2019 Financial Results

•	Recorded GAAP losses were $4.83 per share for the second quarter of 2019, compared to losses of $1.91 per share for the same period in 2018.

•	Non-GAAP earnings from operations were $1.10 per share for the second quarter of 2019, compared to $1.16 per share for the same period in 2018.

SAN FRANCISCO — PG&E Corporation’s (NYSE: PCG) recorded second-quarter 2019 net losses attributable to common shareholders were $2.6 billion, or $4.83 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with net losses attributable to common shareholders of $984 million, or $1.91 per share, for the second quarter of 2018.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $3.1 billion after-tax, or $5.92 per share, for the quarter. This was primarily driven by an additional $3.9 billion pre-tax charge for estimated third-party claims related to the 2017 Northern California wildfires and the 2018 Camp fire. This additional charge reflects, among other things, the previously announced agreement with local public entities to resolve their wildfire-related claims, the status of PG&E’s efforts to reach a resolution with other holders of wildfire-related claims and additional information from Cal Fire.

Items impacting comparability for the quarter also include enhanced and accelerated electric asset inspection costs; clean-up and repair costs related to the 2018 Camp fire; legal and other costs related to the 2017 Northern California wildfires and the 2018 Camp fire; and financing, legal, and other costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11).

“Our primary focus areas are to further reduce the risk of wildfires in the communities we serve, to improve our safety and operational performance across the board, and to move expeditiously through the Chapter 11 process, which includes paying wildfire victims fairly and as soon as possible. We recognize we are operating from a deficit when it comes to public trust, and to regain that trust, we must sustain excellent operational performance day after day, month after month, year after year. That’s what my 23,000 colleagues at PG&E are striving to achieve,” said PG&E Corporation Chief Executive Officer and President Bill Johnson.

Progress Report

Over the past several months, the company has made significant headway on operational improvements, wildfire victim compensation, and the Chapter 11 process:

•

PG&E has nearly completed enhanced and accelerated inspections of its electric infrastructure in high fire-threat areas. This work has included visual and aerial inspections of approximately 50,000 electric transmission structures, 700,000 distribution poles and 222 substations, covering more than 5,500 miles of transmission line and 25,200 miles of distribution line. The company is addressing immediate safety risks as they are identified during these inspections.

•	PG&E announced $1 billion in settlements with more than a dozen cities, counties and other jurisdictions regarding the 2018 Camp fire, 2017 Northern California wildfires and 2015 Butte fire.

•

The Utility notified the California Public Utilities Commission (CPUC) of its decision to participate in the statewide fund, as established by California Assembly Bill (AB) 1054, which would be available for eligible electric utility companies to pay certain liabilities arising from future wildfires. The Bankruptcy Court must approve PG&E’s participation in the fund and the required financing. The Utility expects that its initial contribution to the wildfire fund would be approximately $4.8 billion, and that its annual contributions would be approximately $193 million. The initial contribution would be payable upon the company’s emergence from Chapter 11 reorganization.

•

PG&E is preparing a Plan of Reorganization that will include: payment in full or reinstatement of all prepetition funded debt obligations; payment in full of all prepetition trade and employee-related unsecured claims; satisfaction of prepetition wildfire claims in amounts agreed upon or as otherwise approved by the Bankruptcy Court and consistent with the terms of AB 1054; rate neutrality for the Utility’s customers; the assumption of all power-purchase agreements and community-choice aggregation servicing agreements; the assumption of all collective bargaining agreements; and certain other terms.

In addition, a refreshed Board of Directors is in place, with 12 new directors and two continuing directors, for PG&E Corporation and the Utility. Shareholders voted all directors to one-year terms at the companies’ Annual Meetings of Shareholders on June 21, 2019.

Non-GAAP Earnings from Operations

PG&E Corporation’s non-GAAP earnings from operations, which exclude items impacting comparability (IIC), were $581 million, or $1.10 per share, in the second quarter of 2019, compared with $601 million, or $1.16 per share, during the same period in 2018.

The decrease in quarter-over-quarter non-GAAP earnings from operations was primarily driven by various regulatory matters resolved in 2018 and having no similar 2019 impact, and 2019 vegetation management costs, partially offset by growth in rate base earnings.

PG&E Corporation discloses “non-GAAP earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of non-GAAP earnings from operations to consolidated loss attributable to common shareholders.

IIC Guidance

At this time, PG&E Corporation is not providing guidance for 2019 GAAP earnings and non-GAAP earnings from operations due to the continuing uncertainty related to the 2018 Camp fire, the 2017 Northern California wildfires, the Chapter 11 proceedings, and legislative and regulatory reforms. PG&E Corporation is providing 2019 IIC guidance of $3.8 billion to $4.1 billion after-tax for costs related to the 2017 Northern California wildfires, the 2018 Camp fire, enhanced and accelerated electric asset inspections, and Chapter 11-related matters. See the accompanying tables for additional information.

IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. Each of PG&E Corporation and the Utility is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp fire and 2017 Northern California wildfires, the Utility’s Community Wildfire Safety Program, 2019 Wildfire Safety Plan, the Utility’s participation in the statewide wildfire fund created by AB 1054 and PG&E Corporation’s 2019 IIC guidance. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2018, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Operating Revenues
Electric	$2,946	$3,312	$5,738	$6,263
Natural gas	997	922	2,216	2,027

Total operating revenues	3,943	4,234	7,954	8,290

Operating Expenses
Cost of electricity	837	963	1,436	1,782
Cost of natural gas	108	79	447	368
Operating and maintenance	1,942	1,786	4,029	3,390
Wildfire-related claims, net of insurance recoveries	3,900	2,125	3,900	2,118
Depreciation, amortization, and decommissioning	796	746	1,593	1,498

Total operating expenses	7,583	5,699	11,405	9,156

Operating Loss	(3,640)	(1,465)	(3,451)	(866)
Interest income	22	12	44	21
Interest expense	(60)	(226)	(163)	(446)
Other income, net	66	106	137	214
Reorganization items, net	(56)	—	(183)	—

Loss Before Income Taxes	(3,668)	(1,573)	(3,616)	(1,077)
Income tax benefit	(1,119)	(593)	(1,203)	(542)

Net Loss	(2,549)	(980)	(2,413)	(535)
Preferred stock dividend requirement of subsidiary	4	4	7	7

Loss Attributable to Common Shareholders	$(2,553)	$(984)	$(2,420)	$(542)

Weighted Average Common Shares Outstanding, Basic	529	516	528	516

Weighted Average Common Shares Outstanding, Diluted	529	516	528	517

Net Loss Per Common Share, Basic	$(4.83)	$(1.91)	$(4.58)	$(1.05)

Net Loss Per Common Share, Diluted	$(4.83)	$(1.91)	$(4.58)	$(1.05)

See accompanying Notes to the Condensed Consolidated Financial Statements.

PACIFIC GAS AND ELECTRIC COMPANY

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Operating Revenues
Electric	$2,946	$3,312	$5,738	$6,263
Natural gas	997	922	2,216	2,027

Total operating revenues	3,943	4,234	7,954	8,290

Operating Expenses
Cost of electricity	837	963	1,436	1,782
Cost of natural gas	108	79	447	368
Operating and maintenance	1,940	1,786	4,044	3,390
Wildfire-related claims, net of insurance recoveries	3,900	2,125	3,900	2,118
Depreciation, amortization, and decommissioning	796	746	1,593	1,498

Total operating expenses	7,581	5,699	11,420	9,156

Operating Loss	(3,638)	(1,465)	(3,466)	(866)
Interest income	22	11	43	20
Interest expense	(60)	(222)	(161)	(439)
Other income, net	64	108	130	217
Reorganization items, net	(57)	—	(168)	—

Loss Before Income Taxes	(3,669)	(1,568)	(3,622)	(1,068)
Income tax benefit	(1,119)	(592)	(1,205)	(544)

Net Loss	(2,550)	(976)	(2,417)	(524)
Preferred stock dividend requirement	4	4	7	7

Loss Attributable to Common Stock	$(2,554)	$(980)	$(2,424)	$(531)

See accompanying Notes to the Condensed Consolidated Financial Statements.

Reconciliation of PG&E Corporation’s Consolidated Loss Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations

Second Quarter, 2019 vs. 2018

(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2019	2018	2019	2018	2019	2018	2019	2018
PG&E Corporation’s Loss on a GAAP basis	$(2,553)	$(984)	$(4.83)	$(1.91)	$(2,420)	$(542)	$(4.58)	$(1.05)
Items Impacting Comparability: (1)
2017 Northern California wildfire-related costs (2)	1,445	1,592	2.73	3.08	1,470	1,608	2.78	3.11
2018 Camp fire-related costs (3)	1,433	—	2.71	—	1,571	—	2.98	—
Electric asset inspection costs (4)	198	—	0.37	—	349	—	0.66	—
Chapter 11-related costs (5)	58	—	0.11	—	155	—	0.29	—
Pipeline-related expenses (6)	—	9	—	0.02	—	16	—	0.03
2015 Butte fire-related costs, net of insurance (7)	—	7	—	0.01	—	11	—	0.02
2017 insurance premium cost recoveries (8)	—	(23)	—	(0.04)	—	(23)	—	(0.04)

PG&E Corporation’s Non-GAAP Earnings from Operations (9)	$581	$601	$1.10	$1.16	$1,125	$1,070	$2.13	$2.07

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019, except for certain Chapter 11-related costs, which are not tax deductible. Amounts may not sum due to rounding.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the table above. See Use of Non-GAAP Financial Measures.

(2)

The Utility incurred costs of $2.0 billion (before the tax impact of $562 million) and $2.0 billion (before the tax impact of $571 million) during the three and six months ended June 30, 2019, respectively, associated with the 2017 Northern California wildfires. This includes accrued charges of $2.0 billion (before the tax impact of $560 million) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $7 million (before the tax impact of $2 million) and $41 million (before the tax impact of $11 million) during the three and six months ended June 30, 2019, respectively, for legal and other costs.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Third-party claims	$2,000	$2,000
Legal and other costs	7	41

2017 Northern California wildfire-related costs	$2,007	$2,041

(3)

The Utility incurred costs of $2.0 billion (before the tax impact of $557 million) and $2.2 billion (before the tax impact of $610 million) during the three and six months ended June 30, 2019, respectively, associated with the 2018 Camp fire. This includes accrued charges of $1.9 billion (before the tax impact of $532 million) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $71 million (before the tax impact of $20 million) and $250 million (before the tax impact of $70 million) during the three and six months ended June 30, 2019, respectively, for clean-up and repair costs. In addition, the Utility incurred costs of $19 million (before the tax impact of $5 million) and $32 million (before the tax impact of $9 million) during the three and six months ended June 30, 2019, respectively, for legal and other costs.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Third-party claims	$1,900	$1,900
Utility clean-up and repair costs	71	250
Legal and other costs	19	32

2018 Camp fire-related costs	$1,990	$2,181

(4)

The Utility incurred costs of $275 million (before the tax impact of $77 million) and $485 million (before the tax impact of $136 million) during the three and six months ended June 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery.

(5)

The Utility incurred costs of $56 million (before the incremental net tax expense of $2 million) and $183 million (before the tax impact of $28 million) during the three and six months ended June 30, 2019, respectively, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. This includes $114 million (before the tax impact of $32 million) during the six months ended June 30, 2019 for debtor-in-possession (“DIP”) financing costs. The Utility also incurred legal and other costs of $77 million (before the tax impact of $4 million) and $101 million (before the tax impact of $5 million) during the three and six months ended June 30, 2019, respectively ($64 million and $82 million of legal and other costs during the three and six months ended June 30, 2019, respectively, are not tax deductible.) These costs were partially offset by interest income of $21 million (before the tax impact of $6 million) and $32 million (before the tax impact of $9 million) recorded during the three and six months ended June 30, 2019, respectively.

(in millions, pre-tax)	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
DIP financing costs	$—	$114
Legal and other costs	77	101
Interest income	(21)	(32)

Chapter 11-related costs	$56	$183

(6)

The Utility incurred costs of $12 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(7)

The Utility incurred costs, net of insurance, of $10 million (before the tax impact of $3 million) and $15 million (before the tax impact of $4 million) during the three and six months ended June 30, 2018, respectively, associated with the 2015 Butte fire. This includes $10 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the six months ended June 30, 2018 for contractor insurance recoveries.

(in millions, pre-tax)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Legal costs	$10	$22
Insurance recoveries	—	(7)

2015 Butte fire-related costs, net of insurance	$10	$15

(8)

As a result of the California Public Utilities Commission’s (“CPUC”) June 2018 decision authorizing a Wildfire Expense Memorandum Account (“WEMA”), the Utility recorded $32 million (before the tax impact of $9 million) during the three and six months ended June 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

(9)	“Non-GAAP earnings from operations” is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share (“EPS”) from Operations Second Quarter, 2019 vs. 2018 (in millions, except per share amounts)

	Second Quarter 2019 vs. 2018		YTD 2019 vs. 2018
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2018 Non-GAAP Earnings from Operations (1)	$601	$1.16	$1,070	$2.07
Resolution of 2018 regulatory items (2)	(29)	(0.05)	(29)	(0.05)
Vegetation management costs (3)	(17)	(0.03)	(32)	(0.06)
Timing of taxes (4)	(6)	(0.01)	15	0.03
Liability insurance premiums (5)	(4)	(0.01)	17	0.03
Increase in shares outstanding	—	(0.03)	—	(0.05)
Miscellaneous	(2)	—	14	0.03
Growth in rate base earnings	38	0.07	70	0.13

2019 Non-GAAP Earnings from Operations (1)	$581	$1.10	$1,125	$2.13

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding.

(1)	See previous exhibit for reconciliations of (i) earnings on a GAAP basis to non-GAAP earnings from operations and (ii) EPS on a GAAP basis to non-GAAP EPS from operations.
(2)	Represents the impact of various regulatory matters resolved during the three and six months ended June 30, 2018, with no similar impact in 2019.
(3)	Represents the increase in routine vegetation management costs incurred during the three and six months ended June 30, 2019, which are not recoverable through authorized revenue requirements.
(4)

Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(5)

Represents insurance premium costs incurred in the first quarter of 2018, above amounts included in authorized revenue requirements, which became probable of recovery in the second quarter of 2018 as a result of the CPUC’s June 2018 decision authorizing a WEMA, with no similar impact in 2019. Also represents lower insurance premium costs during the three and six months ended June 30, 2019, due to the accelerated amortization of a portion of the Utility’s liability insurance premiums during the fourth quarter of 2018 as a result of the 2018 Camp fire.

PG&E Corporation’s 2019 Items Impacting Comparability (“IIC”) Guidance

2019 IIC Guidance (in millions, after-tax)	Low		High
Estimated Items Impacting Comparability: (1)
2017 Northern California wildfire-related costs (2)		$1,505		$1,476
2018 Camp fire-related costs (3)		1,613		1,577
Electric asset inspection costs (4)		648		432
Chapter 11-related costs (5)		~338		~287

Estimated IIC Guidance	$	~4,104	$	~3,772

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2019, except for certain Chapter 11-related costs.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures.

(2)

“2017 Northern California wildfire-related costs” refers to estimated third-party claims and legal and other costs associated with the 2017 Northern California wildfires. The total offsetting tax impact for the low and high IIC guidance range is $585 million and $574 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Third-party claims	$2,000	$2,000
Legal and other costs	90	50

2017 Northern California wildfire-related costs	$2,090	$2,050

(3)

“2018 Camp fire-related costs” refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2018 Camp fire. The total offsetting tax impact for the low and high IIC guidance range is $627 million and $613 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Third-party claims	$1,900	$1,900
Utility clean-up and repair costs	270	250
Legal and other costs	70	40

2018 Camp fire-related costs	$2,240	$2,190

(4)

“Electric asset inspection costs” represents incremental operating expense related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. The total offsetting tax impact for the low and high IIC guidance range is $252 million and $168 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Electric asset inspection costs	$900	$600

(5)

“Chapter 11-related costs” consists of external legal, financing, and other fees, net of interest income, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases, of which ~$100 million of legal and other costs are not tax deductible. The total offsetting tax impact for the low and high IIC guidance range is $92 million and $73 million, respectively.

	2019
(in millions, pre-tax)	Low IIC guidance range		High IIC guidance range
Legal and other costs		$340		$280
DIP financing costs		~120		~120
Interest income		(30)		(40)

Chapter 11-related costs	$	~430	$	~360

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward Looking Statements.

Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the first exhibit. “Non-GAAP EPS from operations” also referred to as “non-GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.